Exhibit 99.1

Press Inquiries:	Press Inquiries:
CME Group	NYMEX
Allan Schoenberg, 312/930.8189	Anu Ahluwalia, 212/299.2439
news@cmegroup.com	pressoffice@nymex.com

Investor Contact:	Investor Contact:
John Peschier, 312/930.8491	Keil Decker, 212/299.2209
CME-G	NYMEX

FOR IMMEDIATE RELEASE

CME Group Inc. and NYMEX Holdings Approve Revised Merger Agreement

Revised Agreement Represents Full and Final Offer, Maintains Original Exchange Ratio and Cash Consideration Per Share

NYMEX Class A Members to Retain Seats and Receive Increased Consideration CME Group and NYMEX Shareholders and NYMEX Class A Members to Vote on Transaction August 18, 2008, Subject to Completing SEC Review; Record Date is July 18, 2008

CHICAGO AND NEW YORK – July 18, 2008 – CME Group Inc. (NASDAQ: CME) and NYMEX Holdings, Inc. (NYSE: NMX) today announced they have revised the terms of their merger agreement, representing CME Group’s full and final offer to acquire NYMEX Holdings (NYMEX) and that the boards of directors of both companies and of New York Mercantile Exchange, Inc. have approved the revised agreement. The exchange ratio and cash consideration per share offered to holders of NYMEX Holdings common stock in the companies’ original agreement will remain unchanged.

The revised agreement increases the consideration payable to NYMEX Class A members from $612,000 to $750,000 per membership. Additionally, NYMEX Class A members will retain the right to use or lease their memberships for NYMEX open outcry and electronic trading purposes, the number of Class A memberships will be limited to 816 and the NYMEX seat market will be preserved. Substantially all other rights, including the revenue sharing rights contained in Section 311(G) of the NYMEX bylaws will be eliminated and replaced with the following commitments:

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Trading Floor Commitment: NYMEX will maintain a trading floor in the current NYMEX facility until December 31, 2012; or, if the occupancy agreement is terminated, a trading floor will be maintained elsewhere in New York City. Thereafter, NYMEX will maintain a trading floor in New York City as long as profitability and revenue thresholds are met. If a trading pit is closed, it will not be reopened in Chicago for at least 18 months if a majority of NYMEX Class A members oppose the move.

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Member Differentiated Pricing: For so long as CME or CBOT members retain a differentiated and lower fee than non-member customers of CME or CBOT, respectively, NYMEX will maintain differential pricing such that NYMEX Class A members are charged lower fees than non-members on current NYMEX products.

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Trading Rights Commitments: NYMEX will preserve current NYMEX rules regarding account-based trading for Class A members, as well as rules establishing that clearing member firms or member firms must hold two full Class A memberships to clear at NYMEX or receive member rates.

The change in Class A member rights will be accomplished through amendments to the certificate of incorporation and bylaws of NYMEX which require the affirmative vote of the owners of 75 percent of the outstanding NYMEX Class A memberships. The approval of these amendments is a condition to the closing of the merger. Class A members will receive the specified consideration upon the closing of the merger and execution of a required release.

The companies have set July 18, 2008, as the record date for shareholders and members entitled to vote at the companies’ special meetings. NYMEX shareholders and members and CME Group shareholders will vote on the transaction on August 18, 2008, subject to completing SEC review.

General Atlantic LLC, which holds an approximately 7 percent equity stake in NYMEX, has endorsed the revised merger agreement and has committed to fully support the combination of CME Group and NYMEX, including committing to vote all of its NYMEX shares in favor of the transaction. Additionally, each director on the boards of NYMEX Holdings, NYMEX and CME Group has indicated an intent to vote all of their shares, and as applicable, their NYMEX seats, in favor of the merger.

The companies also announced that NYMEX has accepted the offer made by Chairman Richard Schaeffer, President and Chief Executive Officer James Newsome and other members of the executive management team to reduce their change in control severance benefits, which combined with the reduction of certain other merger related expenses by NYMEX, will equal $30 million in the aggregate.

Separately, the parties announced that they have entered into an agreement to extend the term for their highly successful technology partnership for an additional two years until 2018, and delayed the early termination right of either party by one year. This extension is effective following the NYMEX and CME shareholder vote. Upon a successful completion of the CME Group/NYMEX transaction, the technology partnership will no longer be in effect as the parties will utilize the CME Globex platform as the electronic trading solution for the combined company.

“CME Group and NYMEX have the potential to create tremendous value for our shareholders, customers and members, and today’s revised merger agreement makes that opportunity a reality,” said CME Group Executive Chairman Terry Duffy. “We remain committed to maintaining a significant presence in the NYMEX facility in New York and working with the NYMEX Class A members to achieve a seamless and successful integration.”

“We believe that the merger with CME is in the best interests of all NYMEX shareholders and Class A Members,” said NYMEX Chairman Richard Schaeffer. “CME Group remains the best partner for continuing to build the NYMEX business around the world, and NYMEX senior management has demonstrated that we are absolutely committed to delivering the benefits of this combination to our shareholders and members. We look forward to proceeding to our vote and focusing on a smooth integration so that our combined company can quickly achieve its significant growth potential.”

“We believe the additional consideration and commitments offered to NYMEX Class A members are warranted to compensate Class A members for the value of the rights they are giving up, which is essential to the successful integration of NYMEX into CME Group, while also solidifying Class A members’ commitment as users of the exchange in a way that should benefit all of our shareholders,” said CME Group Chief Executive Officer Craig Donohue. “As we look to further expand our business and generate efficiencies for all stakeholders, we are committed to completing this transaction and creating $60 million in cost synergies for shareholders. This transaction will also produce millions of dollars in savings for our clearing firms and additional efficiencies for customers, will further diversify our revenues going forward and better position our combined company to compete globally in all asset classes.”

“We are pleased today to move closer to completing our transaction with CME Group,” said NYMEX President and Chief Executive Officer James E. Newsome. “We continue to believe that a combination with CME Group is the best way to expand our opportunity for growth overall, and the enhancements announced today are further evidence of our confidence in and dedication to this transaction.

Bill Ford, a member of NYMEX’s Board of Directors and CEO of global growth investment firm General Atlantic LLC, stated, “As a growth investor and a prospective significant shareholder in the combined company, General Atlantic fully supports this transaction because we believe it provides the best strategic opportunity for NYMEX’s long-term growth. Together, NYMEX and CME Group will provide shareholders an investment in the largest and most diversified global futures and derivatives exchange, with world class technology, an outstanding management team and the opportunity for significant business synergies. Moreover, we believe the revised terms of the merger agreement will allow for an even more vibrant and competitive marketplace for current NYMEX Class A members and customers. General Atlantic will vote all of our shares in favor of the merger, and we look forward to participating in the growth and success of the combined company.”

Strategic Benefits of the Transaction:

•	Financially Attractive: CME Group and NYMEX Holdings expect the transaction to become accretive to earnings on a GAAP basis within 12 to 18 months after the closing.

•	Synergy Opportunities: Anticipated pre-tax cost savings of approximately $60 million annually, driven primarily by technology and administrative cost reductions.

•	Operational Efficiencies: Expected customer benefits derived from clearing efficiencies, harmonized trading and administrative technology systems.

•	Strategic Position: Affords CME Group the opportunity to continue to provide a regulated, transparent exchange for global energy and metals market participants.

•	Commitment to New York: The combined company will maintain a significant presence in New York City, continuing to develop the futures industry in New York and around the world.

•	Global Growth: The combination will also significantly expand CME Group’s presence where energy and metals products are central to risk management strategies, particularly in the Middle East and Asia.

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Worldwide Partnerships: Efforts to expand NYMEX’s energy presence globally through its existing relationships with the Dubai Mercantile Exchange, the Norwegian derivatives exchange, Imarex, the recently announced Green Exchange and the initiative with LCH remain unchanged under the terms of the agreement and will complement CME Group’s existing partnerships with BM&F and Korea Exchange.

The transaction is subject to approvals of shareholders of both companies and of NYMEX Class A members, as well as the satisfaction of customary closing conditions. Subject to obtaining the necessary approvals, the companies expect to close the merger in the third quarter of 2008.

About CME Group

CME Group (www.cmegroup.com) is the world’s largest and most diverse exchange. Formed by the 2007 merger of the Chicago Mercantile Exchange (CME) and the Chicago Board of Trade (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the NASDAQ under the symbol “CME.”

About NYMEX Holdings, Inc.

NYMEX Holdings, Inc. (NYSE: NMX) is the parent company of New York Mercantile Exchange, Inc., the world’s largest physical commodities exchange, offering futures and options trading in energy, metals and other contracts and clearing services for more than 400 off-exchange contracts. Through a hybrid model of open outcry floor trading and electronic trading on the CME Globex® electronic platform, as well as clearing off-exchange instruments through NYMEX ClearPort® Clearing, NYMEX offers crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, platinum group metals, emissions, and soft commodities contracts for trading and clearing virtually 24 hours each day. Further information about NYMEX Holdings, Inc. and the New York Mercantile Exchange, Inc. is available on the NYMEX website at http://www.nymex.com/.

Additional Information

Forward Looking Statements:

This press release may contain forward-looking information regarding CME Group Inc. (“CME Group”) and NYMEX Holdings, Inc. (“NYMEX Holdings”) and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME Group and NYMEX Holdings, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME Group’s and NYMEX Holdings’ management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; the proposed transaction may not be consummated on the proposed terms and schedule; uncertainty of the expected financial performance of CME Group following completion of the proposed transaction; CME Group may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of NYMEX Holdings with CME Group’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Item 1A of NYMEX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and additional updates to these risks contained in our Quarterly reports. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov/ or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, CME Group and NYMEX Holdings undertake no obligation to release publicly any revisions to any forward- looking statements to reflect events or circumstances after the date of this press release.

Important Merger Information

In connection with the merger transaction involving CME Group and NYMEX Holdings, CME Group has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) on June 11, 2008 containing a preliminary joint proxy statement/prospectus. The registration statement has not yet become effective. This material is not a substitute for the final prospectus/proxy statement or any other documents the parties will file with the SEC. Investors and security holders are urged to read the final prospectus/proxy statement and any other such documents, when available, which will contain important information about the proposed transaction. The final prospectus/proxy statement will be, and other documents filed or to be filed by CME Group with the SEC are or will be available free of charge at the SEC’s Web site ( http://www.sec.gov/ ) or from CME Group Inc., Attention: Shareholder Relations, 20 S. Wacker Drive, Chicago, Illinois 60606 , (312) 930-1000 or NYMEX Holdings, Inc., Attention: Investor Relations, at One North End Avenue, World Financial Center, New York, New York 10282, (212) 299-2000.

CME Group and NYMEX Holdings and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CME Group and NYMEX Holdings shareholders in respect of the proposed transaction. Information regarding CME Group and NYMEX Holdings’ directors and executive officers is available in their respective proxy statements for their 2008 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.